UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 15, 2007

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       814-00063                  13-2949462
      --------                       ---------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                           Suite 602, China Life Tower
                        16 Chaowai Street, Chaoyang Dist.
                              Beijing, China 100020
                           --------------------------
                    (Address of principal executive offices)

                                 86-10-85251616
                      -------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
          AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 15, 2007, due to the legal action process as described in the Company's current report on Form 8-K filed on March 19, 2007, the board of directors of the Company believes that there maybe adjustments and additional disclosures that will be required to be made to the Company's quarterly reports on Form 10QSB and that it is the Company's responsibility to inform the public not to rely on the financial statements contained in the Company's quarterly reports on Form 10QSB for the interim periods ended June 30, 2006 and September 30, 2006, which included the financial position and operations of Shenyang Enshi Pharmaceutical Co., Ltd, and are subject to amendments. Pending the results of investigation and legal actions, the Company will provide further updates in its future filings.

The board of the directors of the Company has discussed with the Company's auditor, Moore Stephens Wurth Frazer and Torbet, LLP such non-reliance and amendments of the aforementioned financial statements.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   China Biopharmaceuticals Holdings, Inc.

                                   By:  /s/ Chris Peng Mao
                                   -----------------------------
                                   Name:  Chris Peng Mao
                                   Title: Chief Executive Officer

Dated:  April 3, 2007